                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                      FACTORY 2-U STORES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            FACTORY 2-U STORES, INC.

                 4000 RUFFIN ROAD, SAN DIEGO, CALIFORNIA 92123

                                   (858) 627-1800

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 27, 2000

                            ------------------------

TO THE STOCKHOLDERS OF FACTORY 2-U STORES, INC.:

    Notice is hereby given that we will hold the Annual Meeting of the stockholders of Factory 2-U Stores, Inc. at the U.S. Grant Hotel, 326 Broadway, San Diego, California, on Tuesday, June 27, 2000 at ten o'clock a.m. for the following purposes:

    1. To elect one Class I director to hold office until the Annual Meeting of Stockholders in 2003 and until his successor is elected.

    2   To consider and act on a proposal to approve the Factory 2-U
       Stores, Inc. Employee Stock Purchase Plan pursuant to which our employees may purchase up to 350,000 shares of our common stock.

    3. To consider and act on a proposal to approve an amendment to the Amended and Restated Factory 2-U Stores, Inc. 1997 Stock Option Plan which increases by 350,000 the number of shares of common stock issuable upon exercise of options from 1,807,980 to 2,157,980.

    4. To consider a proposal to ratify the selection of our independent accountants.

    5.  To transact such other business as may properly come before the meeting.

    Only stockholders of record as of the close of business on May 1, 2000 will be entitled to notice of or to vote at the meeting or any adjournment or postponement of the meeting. Our transfer books will not be closed.

    IF YOU DO NOT INTEND TO BE PRESENT IN PERSON AT THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                                          By Order of the Board of Directors
                                          Wm. Robert Wright II
                                          SECRETARY

San Diego, California
May 22, 2000

                                PROXY STATEMENT

                      SOLICITATION AND REVOCATION OF PROXY

    The Board of Directors of Factory 2-U Stores, Inc. is soliciting the accompanying Proxy. We will vote all shares represented by proxies in the manner designated; or if no designation is made, we will vote for the election of the directors named below, for approval of the adoption of the Employee Stock Purchase Plan, for approval of the adoption of the amendment to the Stock Option Plan and for ratification of the selection of our independent accountants. Shares represented by proxies which instruct the proxy holders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED ON OR ABOUT MAY 22, 2000 TO ALL STOCKHOLDERS OF RECORD ON MAY 1, 2000.

REVOCATION

    Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivering a written instrument of revocation to our office, 4000 Ruffin Road, San Diego, California 92123, or in open meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

COST AND METHOD OF SOLICITATION

    We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone or telegraph. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.

VOTING RIGHTS AND PROXIES

    Only stockholders of record as of the close of business on May 1, 2000 (the "Record Date"), will be entitled to vote at the meeting. The only outstanding voting securities on that date were 12,430,342 shares of common stock. Each outstanding share of common stock is entitled to one vote. The holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Directors are elected by a plurality of votes cast. Stockholders may not accumulate their votes for any nominee for election. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required for approval of the adoption of the Employee Stock Purchase Plan, for approval of the adoption of the amendment to the Stock Option Plan, for ratification of the selection of our independent accountants and for any other matters that might be submitted to the stockholders for consideration at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have the effect of a "No" vote for purposes of determining whether a proposal has been approved.

    You may vote stock in person or by proxy appointed by a writing signed by you. We will deem as sufficient any message sent to us prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy. The death or incapacity of the maker will not revoke a proxy, unless the fiduciary having control of the shares represented by the proxy gives us written notice of that death or incapacity.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    Our Board of Directors is divided into three classes. Directors are elected, by class, for three-year terms. Successors to the class of directors whose term expires at any annual meeting are elected for a new three-year term. Mr. Wagner is nominated to serve for a three-year term extending until the Annual Meeting of Stockholders in 2003 and until a successor is elected. Information concerning Mr. Wagner as a nominee for election as a director is set forth under the caption "Management."

    Unless a proxy contains a contrary instruction, all proxies submitted in the accompanying form will be voted for the election of the nominee. If the nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of another person designated by the Board of Directors. The director will be elected by a plurality of the votes cast, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE ABOVE-NAMED NOMINEE AS A DIRECTOR.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

    The following persons are known by us to have owned beneficially more than 5% of any class of our voting securities as of the Record Date:

                                                                     COMMON STOCK
NAME AND ADDRESS                                             ----------------------------
OF BENEFICIAL OWNER                                           NUMBER     PERCENT OF CLASS
-------------------                                          ---------   ----------------
Three Cities Fund II L.P (1)...............................  2,541,848         20.4%
Three Cities Offshore II C.V. (1)..........................  1,503,163         12.1%
Putnam Investment Management, Inc. (2).....................    466,903          3.8%
The Putnam Advisory Company, Inc. (2)......................    370,352          3.0%

------------------------

(1) The address of the beneficial owners is c/o Three Cities Research, Inc., 650 Madison Avenue, New York, NY 10022. As the investment advisor to both Three Cities Fund II L.P. and Three Cities Offshore C.V., with power to direct voting and disposition by both those Funds, Three Cities Research, Inc. ("TCR") may be deemed to be the beneficial owner of the total 4,045,011 shares owned by both funds. In addition, because H. Whitney Wagner is a principal officer of the indirect general partner of Three Cities Fund II L.P. he may be deemed to be a beneficial owner of the shares owned by Three Cities Fund II L.P.

(2) The address of the beneficial owner is One Post Office Square, Boston, MA 02109. Putnam Investments, Inc. ("PI"), which is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund. PAC has shared voting power over the 274,808 shares held by institutional clients. As the parent company of both PIM and PAC, PI may be deemed to be the beneficial owner of the total 837,255 owned by both subsidiaries.

    On the Record Date, The Depository Trust Company owned of record 7,116,215 shares of common stock, constituting 57.2% of our outstanding common stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

MANAGEMENT STOCKHOLDERS

    As of the Record Date, our directors and executive officers beneficially owned the following amounts of our voting securities:

                                                         AMOUNT AND
                                                          NATURE OF
                                                         BENEFICIAL     PERCENT OF
NAME OF BENEFICIAL OWNER                                OWNERSHIP (1)     CLASS
------------------------                                -------------   ----------
William F. Cass (2)...................................      31,266            *
Douglas C. Felderman..................................      19,320            *
Peter V. Handal.......................................      71,023            *
B. Mary McNabb........................................      92,380            *
Ira Neimark...........................................       4,252            *
Tracy W. Parks........................................      36,003            *
Norman G. Plotkin.....................................      36,381            *
Ronald Rashkow (3)....................................     137,190          1.1%
Michael M. Searles....................................     536,205          4.3%
H. Whitney Wagner (4).................................      13,759            *
Wm. Robert Wright II..................................       4,901            *
Directors and Officers as a Group (11 persons)........     982,680          7.9%

------------------------

*   Less than 1%.

(1) Includes shares which may be acquired within 60 days through the exercise of stock options or warrants, as follows: Mr. Cass, 22,600 shares;
    Mr. Felderman, 12,000 shares; Mr. Handal, 5,137 shares; Ms. McNabb, 51,678 shares; Mr. Neimark, 2,000 shares; Mr. Parks, 17,044 shares; Mr. Plotkin, 10,013 shares, Mr. Rashkow, 5,137 shares; Mr. Searles, 247,357 shares;
    Mr. Wagner, 2,500 shares; Mr. Wright, 2,500 shares; all officers and directors as a group, 377,966 shares.

(2) As of April 21, 2000, Mr. Cass was no longer an employee.

(3) Includes 50,091 shares of common stock held by members of Mr. Rashkow's family and 5,137 shares which Mr. Rashkow may acquire within 60 days through the exercise of stock options.

(4) Does not include shares owned by Three Cities Fund II L.P. Mr. Wagner is an officer of the indirect general partner of Three Cities Fund II L.P. TCR, of which Mr. Wagner is an officer, and of which Mr. Wright is a partner, is the advisor to Three Cities Fund II L.P. and to Three Cities Offshore II C.V., which own a total of 4,045,011 shares and has the power to direct the voting and disposition of those shares.

                                   MANAGEMENT

DIRECTORS

    The following table sets forth certain information regarding the nominee for election as a director and each director whose term of office will continue after the Annual Meeting.

                                                                         SERVED ON THE    EXPIRATION OF
NAME                             AGE                POSITION              BOARD SINCE    TERM AS DIRECTOR
----                           --------             --------             -------------   ----------------
H. Whitney Wagner *..........     44      Director                           1997              2000
Peter V. Handal..............     57      Director                           1997              2001
Ronald Rashkow...............     59      Director                           1997              2001
Wm. Robert Wright II.........     32      Director                           1998              2001
Michael M. Searles...........     51      Director, Chairman of the          1998              2002
                                            Board, President and Chief
                                            Executive Officer
Ira Neimark..................     78      Director                           1998              2002

------------------------

*   Nominee for election.

    H. WHITNEY WAGNER has been a director since January 1997. He is a Managing Director of TCR. He joined TCR in 1983, was elected Vice President in 1986, and was elected to his present position in 1989. Mr. Wagner also serves on the board of directors of Pameco Corporation and Leslie Fay Company. From 1992 to 1999, Mr. Wagner served on the board of directors of Garden Ridge Corporation and from January 1993 to January 1998, Mr. Wagner served on the board of directors of MLX Corp.

    PETER V. HANDAL has been a director since February 1997. Mr. Handal is President and Chief Executive Officer of Dale Carnegie & Associates. Since 1990, he has been President of COWI International Group (a management consulting firm). Mr. Handal is also Chief Executive Officer of J4P Associates LP (a real estate developer) and President of Fillmore Leasing Company, Inc. (which leases automobiles, computers and warehouse equipment). He serves on the Board of Directors of Dale Carnegie & Associates, Cole National Corporation, Jos. S. Bank Clothiers and W. Kruk, S.A.

    RONALD RASHKOW has been a director since February 1997. He has been a principal of Chapman Partners, L.L.C., an investment banking firm, since its founding in September 1995. For more than five years prior to that, he served as Chief Executive Officer and Chairman of the Board of Directors of Handy Andy Home Improvement Centers, Inc. (a building supply retailer started by his family in 1946). Handy Andy Home Improvement Centers, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in October 1995 and was consensually liquidated in 1996.

    WM. ROBERT WRIGHT II has been a director since November 1998. He has been employed by TCR since 1992, except for a period from July 1993 to August 1995 when he was in a graduate program at Harvard University. He has been a partner of TCR since 1999. Before joining TCR, Mr. Wright worked for Marriott International in its strategic planning department. He is our Corporate Secretary (but not an employee).

    MICHAEL M. SEARLES has been a director since March 1998 and Chairman of the Board since November 1998. Mr. Searles is the President and Chief Executive Officer. He was President and Chief Executive Officer of General Textiles and Factory 2-U from March 1998 until November 1998. Between May 1996 and June 1997, Mr. Searles held the position of President, Merchandising and Marketing, at Montgomery Ward, Inc. Montgomery Ward, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in July 1997. Prior to that, from April 1993 to July 1995, Mr. Searles served as President and Chief Executive Officer of the Women's Special Retail Group (Casual Corner Group), a division of

U.S. Shoe Corp. Earlier in his career, from 1984 to 1993, Mr. Searles was President of Kids "R" US, a division of Toys "R" US, Inc.

    IRA NEIMARK became a director in August 1998. From 1975 to 1992, he held various positions with Bergdorf Goodman & Co., most recently as Chairman of the Board and Chief Executive Officer. Since 1992, he has been a consultant on retailing activities. Currently, he is an advisor to Mitsukushi Department Stores of Japan and to TCR. Mr. Neimark is a director of Garden Ridge Corporation (a specialty retailing company) and of Hermes of Paris, as well as a director of The Fashion Institute Foundation.

COMPENSATION OF DIRECTORS

    We pay each director who is not an employee an annual fee of $12,000 plus $1,250 for attendance at each meeting of the Board of Directors. In addition, at the end of each fiscal quarter, we grant each director who is not an employee options to purchase 500 shares of our common stock and 250 shares of common stock. We reimburse all directors for any out-of-pocket travel expenses incurred in attending meetings.

INFORMATION REGARDING THE BOARD OF DIRECTORS

    The Board has Audit, Nominating, Executive and Compensation Committees.

    The Audit Committee currently consists of Messrs. Handal, Neimark, Rashkow, Searles and Wright. This Committee met four times in fiscal 1999. Its principal functions are reviewing and evaluating the results and scope of the audit and other services provided by our independent accountants, as well as our accounting principles and system of internal accounting controls. Our by-laws provide that the Audit Committee must approve affiliated transactions and acquisitions by us of businesses not within certain SIC Codes (primarily covering wholesale apparel trade, retail stores, and apparel stores).

    The current Compensation Committee consists of Messrs. Handal, Neimark, Rashkow, Wagner and Wright. This Committee met four times in fiscal 1999. Its principal functions are reviewing, approving and recommending to the full Board compensation arrangements for senior management and employee compensation programs. Our Board of Directors determines the compensation of our executive officers based on recommendations from the Compensation Committee.

    The Executive Committee consists of Messrs. Searles and Wagner. It is authorized to take such action as the Board of Directors may from time to time direct.

    The Nominating Committee consists of Messrs. Handal, Neimark, Searles and Wagner. Its principal function is to consider potential nominees for election to the Board by either incumbent directors or stockholders.

    The Board normally holds meetings quarterly and special meetings when required. During fiscal 1999, the Board met four times. Each director attended more than three-fourths of the total number of meetings of the Board and more than three-fourths of the total number of meetings of all Committees of the Board on which he served.

EXECUTIVE OFFICERS

    The following table sets forth as of the Record Date certain information concerning our executive officers at the end of fiscal 1999, who are not directors.

                                                                                 OFFICER
NAME                                 AGE                  POSITION                SINCE
----                               --------               --------               --------
B. Mary McNabb...................     51      Executive Vice President,            1990
                                                Merchandising and General
                                                Merchandise Manager
Tracy W. Parks...................     40      Executive Vice President,            1998
                                              Logistics and Chief Information
                                                Officer
Norman G. Plotkin................     46      Executive Vice President, Store      1998
                                                Development and General Counsel
Douglas C. Felderman.............     47      Executive Vice President, Chief      1999
                                                Financial Officer
David E. Hensley.................     45      Executive Vice President, Store      2000
                                                Operations

    B. MARY MCNABB is Executive Vice President, Merchandising and General Merchandise Manager. Ms. McNabb joined us in 1990.

    TRACY W. PARKS is Executive Vice President, Logistics and Chief Information Officer. Mr. Parks joined us in March 1998 in the position of Senior Vice President, Information Systems and Chief Information Officer. Prior to joining us, from April 1996 to March 1998, Mr. Parks was the Vice President of Management Information Systems of Guess? Inc.

    NORMAN G. PLOTKIN is Executive Vice President, Store Development and General Counsel. Mr. Plotkin joined us in July 1998 in the position of Senior Vice President, Store Development and General Counsel. Prior to joining us,
Mr. Plotkin was the President of Normark Real Estate Services, Ltd., a commercial real estate firm based in Des Plaines, Illinois. Prior to that, from 1988 until 1996, Mr. Plotkin was the Senior Vice President of Finance and Administration and General Counsel of Handy Andy Home Improvement Centers, Inc. Handy Andy Home Improvement Centers, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in October 1995 and was consensually liquidated in 1996.

    DOUGLAS C. FELDERMAN is Executive Vice President and Chief Financial Officer. Mr. Felderman joined us in May 1999. Prior to joining us, from July 1997 to May 1999, Mr. Felderman served as Senior Vice President--Finance and Chief Financial Officer of Strouds, Inc. and from 1995 to 1997, he was the Vice President--Finance of Strouds, Inc. Mr. Felderman served as Vice President, Chief Financial Officer for Crocodile Enterprises, Inc. from April 1994 to September 1995 (a restaurant operator of casual full service and quick service restaurants). From September 1990 to April 1994 he was a business consultant.

    DAVID E. HENSLEY is Executive Vice President, Store Operations. Mr. Hensley joined us in April 2000. Prior to joining us, from 1996 to April 2000, Mr. Hensley served as Senior Vice President of Operations of Eckerd Corporation, a drug store retailer. Mr. Henley served as Regional Vice President of Eckerd Corporation from 1991 to 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

    In March 1997, we entered into an agreement for TCR to act as our financial advisor. Under this agreement, we pay TCR an annual fee of $50,000 and reimburse TCR all of its out-of-pocket expenses incurred for services rendered, up to an aggregate of $50,000 annually. We reimbursed TCR for out-of-pocket expenses in the amounts of $46,000, $48,000 and $47,000 during fiscal year 1999, 1998 and 1997, respectively. TCR controls approximately 33% of our outstanding common stock and certain principals of TCR are members of our Board of Directors.

    During fiscal 1999, we paid Ira Neimark, a director, $75,000 for rendering consulting services to us.

INDEBTEDNESS OF MANAGEMENT

    During fiscal years 1997 and 1998, we sold to our executive management shares of our Series B Preferred Stock, which were subsequently converted to common stock. With the exception of Mr. Searles, each of the executives paid for his or her shares by giving us a full-recourse note receivable secured by the issued stock. Mr. Searles' promissory note is partial-recourse. The notes accrue interest at 8% per annum and require principal payments equivalent to 16.25% of the annual bonus of each purchaser and a balloon payment of the unpaid principal and interest at maturity. Each of the notes matures five years after the date it was made.

    As of the Record Date, the following amounts were outstanding:

                                                                AMOUNT
NAME OF DIRECTOR/OFFICER                                      OUTSTANDING
------------------------                                      -----------
Michael M. Searles..........................................  $1,400,000
B. Mary McNabb..............................................     215,541
Tracy W. Parks..............................................     108,661
Norman G. Plotkin...........................................      94,510

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for establishing and administering the compensation policies applicable to our executive officers. All decisions by the Compensation Committee are subject to review and approval by the full Board of Directors.

    Our executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to our success in meeting specific profit, growth and performance goals.

    Our compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve our performance objectives, rewarding individual performance and contributions, and linking executives' and stockholders' interests through equity based plans.

    Our executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy our compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

    BASE SALARY. In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Chief Executive Officer (subject to requirements of his employment agreement) and the recommendations of the Chief Executive Officer with regard to the base salary of all other executive officers, and approves, with any modifications it deems appropriate, annual base salaries for each of our executive officers. We base the recommended base salaries of the executive officers on an evaluation of the individual performance of the executive officer, including satisfaction of annual objectives. The recommended base salary of the Chief Executive Officer is based on achievement of our annual goals relating to financial objectives, including earnings growth and return on capital employed, and an evaluation of individual performance.

    Recommended base salaries of the executive officers are also based in part upon an evaluation of the salaries of executives who hold comparable positions at comparable companies.

    ANNUAL INCENTIVE COMPENSATION. Our executive officers participate in a discretionary incentive bonus plan which provides for the payment of annual bonuses in cash or stock (or both), based on our success in attaining financial objectives, and subjective factors established from time to time by the Compensation Committee or the Board of Directors. The Compensation Committee normally considers aggregate incentive cash and stock bonus payments to the executive officers, as a group, of up to 50% of their base salaries, and bonus payments in stock in excess of 50% of the aggregate base salaries. Because of the success of attaining financial objectives for fiscal 1999, the Compensation Committee awarded to each of the executive officers bonuses in an amount equal to 100% of their base salaries. With the exception of Mr. Cass, whose bonus was paid in cash, each executive officer received 75% of such bonus in cash and 25% in the form of a grant of our common stock.

    STOCK OPTIONS. The primary objective of the stock option program is to link our interests and those of our executive officers and other selected employees to those of the stockholders through significant grants of stock options. The Compensation Committee bases the aggregate number of options it recommends on practices of comparable companies, while grants of stock options to specific employees reflect their expected long-term contribution to our success.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. During fiscal year 1999, we paid Mr. Searles a base salary of $600,000, which the Compensation Committee believes is commensurate with the salaries paid to other executives with similar experience in comparable companies. We base Mr. Searles' annual bonus on the achievement of corporate objectives set annually by the Compensation Committee after consultation with Mr. Searles. We target Mr. Searles' annual bonus at 50% of his base salary, but it may vary depending on Company performance. For fiscal 1999, the Compensation Committee awarded Mr. Searles a bonus in the amount equal to 100% of his annual salary, of which 25% was paid in the form of our common stock.

AMENDED EMPLOYMENT AGREEMENT AND REPRICING OF OPTIONS

    We employed Michael Searles, President and Chief Executive Officer and a member of our Board of Directors, pursuant to a five-year employment agreement dated March 30, 1998 that expires in March 2003. This employment agreement was amended on August 31, 1999.

    Under the original employment agreement, we granted Mr. Searles
(a) incentive stock options, that vest over ten years, to purchase 90,399 shares of our common stock at an exercise price per share of $5.81 (the closing market price of our stock on March 10, 1998), and (b) non-qualified options to purchase 271,197 shares of our common stock at an exercise price per share of $6.64. Options to purchase 135,999 shares become exercisable if and when the market price of the common stock is at least $19.91 for 60 days in any twelve-month period. The remaining options become exercisable if and when the market price of the common stock is at least $24.89 for 60 days in any twelve-month period. In addition, we made a loan to Mr. Searles of $1,400,000 with which he purchased from us 1,400 shares of Series B Preferred Stock (which were converted into 242,662 shares of common stock). We have the option to repurchase these shares at various prices if Mr. Searles' employment terminates before his employment agreement expires.

    In connection with the amendment of his employment agreement in August 1999, we (a) decreased by 13,879 Mr. Searles' previously granted incentive stock options with an exercise price of $6.534 per share (which was the closing market price on March 30, 1998) and (b) granted Mr. Searles nonqualified stock options, which vest over five years, to purchase 13,880 shares at an exercise price of $5.27 per share.

    In December 1999, Mr. Searles voluntarily forfeited to us options to purchase 60,000 shares which had an exercise price of $6.64 per share.

Compensation Committee:

Peter V. Handal
Ira Neimark
Ronald Rashkow
H. Whitney Wagner
Wm. Robert Wright II

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee of the Board of Directors was, during fiscal 1999 or at any other time, one of our officers or employees or an officer or employee of our subsidiaries.

SUMMARY OF CASH AND OTHER COMPENSATION

    The following table contains information about the compensation during fiscal 1999 of our principal executive officer and each of our four other most highly paid executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                  ANNUAL COMPENSATION    ------------
                                                 ---------------------    SECURITIES       ALL OTHER
                                       FISCAL     SALARY     BONUS(2)     UNDERLYING    COMPENSATION(3)
NAME AND PRINCIPAL POSITION           YEAR(1)      ($)         ($)         OPTIONS            ($)
---------------------------           --------   --------   ----------   ------------   ---------------
Michael M. Searles..................    1999     $600,000   $  600,000           --         $349,113
  President, Chief Executive Officer    1998     $484,617   $1,834,835   301,597 --      $101,613 --
  and Chairman of the Board(4)          1997           --           --

William F. Cass.....................    1999     $200,000   $  200,000           --         $    929
  Executive Vice President, Store       1998     $200,000   $  100,000           --         $    960
  Operations (5)                        1997     $199,038   $   32,500       33,147         $  3,900

B. Mary McNabb......................    1999     $213,846   $  220,000           --         $    939
  Executive Vice President,             1998     $200,000   $  100,000           --         $    960
  Merchandising and General             1997     $197,596   $   42,500       82,865         $    900
  Merchandise Manager

Tracy W. Parks......................    1999     $215,385   $  225,000       52,082         $ 67,127
  Executive Vice President,             1998     $152,885   $135,000 --   15,066 --        4$0,208 --
  Logistics and Chief Information       1997           --
  Officer

Norman G. Plotkin...................    1999     $191,154   $  200,000       57,392         $ 38,457
  Executive Vice President, Store       1998           --           --           --               --
  Development and General Counsel       1997           --           --           --               --

------------------------

(1) We refer to a fiscal year by the year in which most of the activity occurred (for example, we refer to fiscal year ended January 29, 2000 as fiscal
    1999).

(2) With the exception of Mr. Cass, each executive officer that was awarded a bonus for fiscal 1999 received 25% of such bonus in the form of our common stock. The fair market value of our common stock included in the total bonus amount for fiscal 1999 was $150,011 for Mr. Searles, $55,023 for Ms. McNabb, $56,260 for Mr. Parks and $50,004 for Mr. Plotkin. The aggregate amount of other annual compensation is less than the lesser of $50,000 or 10% of such person's total annual salary and bonus.

(3) "All Other Compensation" for fiscal 1999 includes (i) matching contributions under our 401(k) Savings Plan of $825 for Mr. Searles, $929 for Mr. Cass, $939 for Ms. McNabb, $243 for Mr. Parks and $462 for Mr. Plotkin;
    (ii) forgiveness of interest in the amounts of $348,288 for Mr. Searles, $12,925 for Mr. Parks and $5,615 for Mr. Plotkin; (iii) reimbursement of moving expenses of $34,209 to

    Mr. Parks and $32,380 to Mr. Plotkin; and (iv) $19,750 of consulting fees to Mr. Parks for which we received reimbursement from TCR.

(4) Mr. Searles was granted 361,597 options pursuant to his employment agreement. During fiscal 1999, Mr. Searles voluntarily forfeited 60,000 of those stock options to us.

(5) As of April 21, 2000, Mr. Cass was no longer an employee.

GRANTS OF STOCK OPTIONS

    The following table sets forth information concerning the award of stock options during fiscal 1999. We have never granted stock appreciation rights.

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                            NUMBER OF     % OF TOTAL                                         STOCK PRICE
                           SECURITIES      OPTIONS                                          APPRECIATION
                           UNDERLYING     GRANTED TO                                     FOR OPTION TERM (1)
                             OPTIONS     EMPLOYEES IN   EXERCISE OF BASE   EXPIRATION   ---------------------
NAME                       GRANTED (#)   FISCAL YEAR      PRICE ($/SH)        DATE       5% ($)      10%($)
----                       -----------   ------------   ----------------   ----------   ---------   ---------
Michael M. Searles.......        --            --                --               --          --          --
William F. Cass..........        --            --                --               --          --          --
B. Mary McNabb...........        --            --                --               --          --          --
Tracy W. Parks...........    35,000          7.99%           $12.13        3/24/2009    $266,997    $676,623
                             17,082          3.90%           $25.50        12/8/2009    $273,941    $694,220
Norman G. Plotkin........    35,000          7.99%           $12.13        3/24/2009    $266,997    $676,623
                             22,392          5.11%           $25.50        12/8/2009    $359,096    $910,021

------------------------

(1) Amounts shown represent the potential value of granted options if the assumed annual rates of stock appreciation are maintained over the ten-year terms of the granted options. The assumed rates of appreciation are established by regulation and are not intended to be a forecast of our performance or to represent our expectations with respect to the appreciation, if any, of the common stock.

EXERCISE OF STOCK OPTIONS AND HOLDINGS

    The following table sets forth information concerning exercises of stock options during fiscal 1999 and the fiscal year-end value of unexercised options. We have never granted stock appreciation rights.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1999

                       FISCAL 1999 YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                              OPTIONS AT                  MONEY OPTIONS AT
                               SHARES       VALUE         FISCAL YEAR END (#)            FISCAL YEAR END ($)
                              ACQUIRED     REALIZED   ---------------------------   -----------------------------
NAME                         ON EXERCISE     ($)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                         -----------   --------   -----------   -------------   -------------   -------------
Michael M. Searles.........         --          --      229,277         72,320       $3,972,612      $1,273,082
William F. Cass............         --          --       20,591         15,569       $  347,902      $  256,421
B. Mary McNabb.............         --          --       51,678         38,721       $  873,058      $  637,735
Tracy W. Parks.............         --          --        5,022         62,126       $   78,243      $  569,836
Norman G. Plotkin..........         --          --        3,014         63,418       $   47,742      $  508,802

                               PERFORMANCE CHART

    The following chart compares the five-year cumulative total return (change in stock price plus reinvested dividends) on our common stock with the total returns of the Nasdaq Composite Index, a broad market index covering stocks listed on the Nasdaq National Market, the Dow Jones Retailers Broadline Index ("Industry Index") which currently encompasses 27 companies, and the companies in the Family Clothing Retail industry (SIC Code 5651), a group currently encompassing 20 companies (the "SIC Index"). This information is provided through January 29, 2000, the end of fiscal 1999.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
    AMONG FACTORY 2-U STORES, INC., NASDAQ MARKET INDEX, INDUSTRY INDEX AND
                                   SIC INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        FISCAL YEAR ENDING
COMPANY/INDEX/MARKET                  1995    1996    1997    1998    1999      2000
Factory 2-U Stores                  100.00  133.33  133.33  102.09  800.00  1,595.83
Family Clothing Stores              100.00  121.28  143.94  254.01  519.71    477.49
Retail, Broadline                   100.00  105.30  124.52  180.23  292.28    330.14
NASDAQ Market Index                 100.00  140.02  194.26  217.04  338.74    506.71

                                FISCAL YEAR 1999
                                  (1991 = 100)

                                                         NASDAQ
MEASUREMENT PERIOD                       FACTORY 2-U    COMPOSITE   INDUSTRY
(FISCAL YEAR COVERED)                   STORES, INC.      INDEX      INDEX     SIC INDEX
---------------------                   -------------   ---------   --------   ---------
    1994..............................        100.00     100.00      100.00     100.00
    1995..............................        133.62     140.02      105.30     121.28
    1996..............................        133.33     184.26      124.52     143.94
    1997..............................        102.09     217.04      180.23     254.01
    1998..............................        800.00     338.74      292.28     519.71
    1999..............................      1,595.83     506.71      330.14     477.49

    The composition of the Industry Index is as follows: Ames Department Store, BJ's Wholesale Club, Inc., Bon-Ton Stores, Inc., Coles Myer Ltd., Controladora Comer Mex, Cost-U-Less, Inc., Costco Wholesale Corp., Daiei Inc ADR, Dillard's Inc., Dollar General Corp., Duckwall-Alco Stores, Inc., Elder-Beerman Stores CP, Family Dollar Stores, Inc., Federated Dept. Stores, Fred's, Inc., J.W. Mays, Inc., K Mart Corp., May Department Stores, J.C. Penney Co. Inc., Pricesmart, Inc., Saks, Inc., Sears, Roebuck & Co., Shopko Stores Inc., Stein Mart, Inc., Target Corporation, Value City Dept. Stores and Wal Mart Stores, Inc.

    The composition of the SIC Index is as follows: Abercrombie & Fitch Co., American Eagle Outfitter, Big Dog Holdings, Inc., Buckle, Inc., Burlington Coat Factory Warehouse, Chico's FAS, Inc., Children's Place Retail Stores, Designs, Inc., Factory 2-U Stores, Inc., Gadzooks, Inc., Gap, Inc., Goody's Family Clothing, Gymboree Corp., Harold's Stores, Inc., Nordstrom, Inc., Ross Stores, Inc., Stein Mart, Inc., Syms Corp., Urban Outfitters, Inc., and Wilsons the Leather Expt.

       Source: Media General Financial Services

                                   PROPOSAL 2

               PROPOSAL TO ADOPT AN EMPLOYEE STOCK PURCHASE PLAN

    Our Board of Directors has adopted the Factory 2-U Stores, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"), and has directed that the Purchase Plan be submitted to the stockholders for approval. The Stock Purchase Plan is intended to enable our employees (including officers) who desire to do so to purchase common stock at a discount from market price through accumulated payroll deductions. The Stock Purchase Plan is intended to satisfy the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary of the material terms of the Stock Purchase Plan is qualified in its entirety by reference to the full text of the Stock Purchase Plan which is attached to this Proxy Statement as Appendix A.

DESCRIPTION OF THE STOCK PURCHASE PLAN

    Our Board of Directors or, in its discretion, a Committee appointed by the Board for that purpose, administers the Stock Purchase Plan. The Board of Directors or such Committee has full authority to interpret and apply the terms of the Stock Purchase Plan, including the power to determine: (i) when each offering of rights to purchase shares of common stock will be made and the duration of such offering pursuant to the Purchase Plan; (ii) the date on which the Offering Period (as defined below) shall begin and end; and (iii) the total number of shares offered in each Offering Period.

    Participating employees may purchase an aggregate maximum of 350,000 of shares of our common stock under the Stock Purchase Plan. This number may be adjusted in certain events, such as a stock split or other changes in our capitalization. The shares delivered under the Stock Purchase Plan may be either authorized but unissued shares or shares that have been reacquired by us.

    All of our employees or employees of any subsidiary or parent (i) whose customary employment is 20 hours or more per week for more than five months per calendar year and (ii) who have been employed at least one year as of the start date of any Offering Period, will generally be permitted to participate in the Stock Purchase Plan.

    The Stock Purchase Plan provides for Offering Periods of six months each, beginning January 1 and July 1 of each year. However, the Board of Directors has the right to change the commencement dates and duration of future Offering Periods.

    Prior to the beginning of an Offering Period, each eligible employee may authorize payroll deductions for the duration of the Offering Period, in an amount up to 10% of base salary during the Offering Period. We will maintain for each participating employee a payroll deduction account that does not bear interest. At any time prior to the end of an applicable Offering Period, a participating employee may increase (to a maximum of 10%) or decrease the amount of his or her payroll deduction; provided, however, that no participant shall be entitled to increase or decrease his or her payroll deduction more than once during any Offering Period.

    A participating employee may at any time for any reason withdraw the entire cash balance then accumulated in his or her payroll deduction account and thereby withdraw from participation in an Offering Period. Upon withdrawal, the employee would cease to be eligible to participate in the Offering Period pursuant to which withdrawn funds were withheld and could not resume making payroll deductions until the start of the next Offering Period.

    At the end of the Offering Period, the accumulated payroll deductions of each participant that have not been withdrawn are automatically applied to purchase our common stock. The price paid for each share of common stock purchased under the Stock Purchase Plan is 85% of the fair market value of the stock on the first day or the last day of that Offering Period, whichever is lower. On the Record Date, the last reported sale price of our common stock as reported by NASDAQ was $33.25 per share.

    As of the last day of the Offering Period, we will total the payroll deduction account for each participating employee, and the employee will purchase, without any further action, the maximum whole and fractional number of shares of common stock that can be purchased with the funds in his or her account. In no case may a participant purchase more than 2,500 shares of common stock (subject to adjustment for changes in our capitalization) in any Offering Period. In addition, no participant's right to purchase shares under the Stock Purchase Plan may accrue at a rate greater than $25,000 worth of stock (measured as of the beginning of each Offering Period) in any calendar year. We will reduce payroll deductions as necessary to comply with these limits, and will return any excess payroll deductions at the end of an Offering Period to the participant.

    Participating employees will have all rights and privileges of our stockholders with respect to any shares of stock that may be purchased under the Stock Purchase Plan.

    In the event of a participant's termination of employment for any reason, including death, we will return the payroll deductions credited to the participant's account in the Stock Purchase Plan to the participant (or his beneficiary in the event of death), and no stock purchase under the Stock Purchase Plan will occur for the Offering Period in which such termination of employment occurred. A participant's rights to purchase stock under the Stock Purchase Plan are not transferable.

    The Board of Directors may amend the Stock Purchase Plan from time to time. Such amendments may be made without stockholder approval except to the extent necessary to comply with Section 423 of the Code or other applicable law. The Stock Purchase Plan will continue in effect until terminated by the

Board of Directors or until all shares authorized for issuance under the Stock Purchase Plan have been purchased.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of the principal federal income tax consequences of the Stock Purchase Plan based on current provisions of the Code and applicable regulations.

    An employee will not recognize federal income tax on the grant of purchase rights (at the commencement of an Offering Period) or on the purchase of shares under the Stock Purchase Plan.

    If the employee disposes of the shares in a "qualifying disposition" (that is, one which occurs more than two years after the start of the Offering Period in which the shares were acquired and more than one year after the date the shares were purchased), the employee will recognize ordinary income per share equal to the lesser of: (i) the excess of the fair market value of the common stock on the first day of the applicable Offering Period over 85% of such value, and (ii) the excess of the fair market value of the common stock on the date of disposition over the employee's purchase price for the stock. If the employee disposes of the shares before the completion of the above holding periods (a "disqualifying disposition"), the employee will recognize ordinary income equal to the excess of the fair market value of the common stock on the date of purchase over the employee's purchase price for the stock. In either case, the balance of the gain, if any, and any loss will be treated as a capital gain or loss.

    We will not be entitled to a federal income tax deduction with respect to any shares acquired under the Stock Purchase Plan which were disposed of in a qualifying disposition. In the case of a disqualifying disposition, we will generally be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the employee in the year in which the employee recognizes such income, to the extent such income is considered reasonable compensation under the Code. However, Section 162(m) of the Code limits our deduction to the extent compensation in excess of $1 million is paid during any year to an executive officer named in the summary compensation table of the proxy statement who was employed by us at year-end, unless such compensation qualifies as "performance-based" under Section 162(m) of the Code or certain exceptions apply. In addition, we will not be entitled to a deduction with respect to payments which are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

PURCHASE RIGHTS UNDER THE STOCK PURCHASE PLAN

    It is not possible to state the number of shares that will be purchased by any employee under the Stock Purchase Plan because that decision is in the discretion of each employee. However, no employee may purchase more than $25,000 worth of stock in any calendar year (with such value determined as of the start of each Offering Period) or more than 5,000 shares of common stock in any fiscal year.

    Approval of the adoption of the Stock Purchase Plan requires the affirmative vote of the holders of at least a majority of the shares of common stock represented and voting at the Annual Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

                                   PROPOSAL 3

                  PROPOSED AMENDMENT TO 1997 STOCK OPTION PLAN

    Our Board of Directors has approved an amendment to the Amended and Restated Family Bargain Corporation 1997 Stock Option Plan (the "Stock Option Plan"), subject to stockholder approval, to increase from 1,807,980 to 2,157,980 the number of shares of common stock issuable upon exercise of options granted under the Stock Option Plan. The purpose of the amendment is to enable us to grant additional options in the future in order to attract and retain key employees. As of the Record Date, we have granted a net amount of 1,783,954 options under the Stock Option Plan, which is the total number of options granted less the number of options cancelled. In adopting the amendment, for administrative convenience, the Board of Directors restated the Stock Option Plan. The following summary of the material terms of the Stock Option Plan is qualified in its entirety by reference to the full text of the Amended and Restated Factory 2-U Stores, Inc. 1997 Stock Option Plan which is attached to this Proxy Statement as Appendix B.

DESCRIPTION OF THE STOCK OPTION PLAN

    The Board of Directors adopted the Stock Option Plan in 1997 and the stockholders approved it in June 1997. The Board of Directors believes that the selective grant of stock options is an effective and efficient means of attracting, motivating and retaining key employees, officers and directors. The Stock Option Plan provides for the grant of options to purchase common stock either that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, or that are not intended to so qualify ("non-qualified stock options"). All officers, directors and employees are eligible to receive options under the Stock Option Plan, except that only employees may receive incentive stock options. The maximum number of shares available for issuance under the Stock Option Plan is 1,807,980 (2,157,980 if the proposed amendment is approved). No person eligible to receive options under the Stock Option Plan may receive options for the purchase of more than an aggregate of 361,596 shares.

    A committee appointed by the Board of Directors for that purpose (the "Committee") currently administers the Stock Option Plan. Subject to the terms of the Stock Option Plan, the Committee has the authority in its sole discretion to determine: (a) the individuals to whom options shall be granted; (b) the time or times at which options may be exercised; (c) the number of shares subject to each option, the option price and the duration of each option granted; and (d) all of the other terms and conditions of options granted under the Stock Option Plan.

    The exercise price of incentive stock options granted under the Stock Option Plan must be at least equal to the fair market value of the shares on the date of grant (110% of fair market value in the case of participants who own shares possessing more than 10% of the combined voting power of our shares). The aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which incentive stock options (granted under all of our plans or those of our subsidiaries) are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. No incentive stock option may be exercisable later than 10 years after the date it is granted (five years in the case of participants who are more than 10% stockholders).

    Options granted under the Stock Option Plan are not transferable other than by will or the laws of descent and distribution. In the case of death, options may be exercised by the person or persons to whom the rights under the options pass by will or by the laws of descent or distribution.

    An optionee must pay the exercise price upon exercise of an option in cash or, in the discretion of the Committee, by the delivery of shares of common stock, by the withholding of shares of common stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Committee, an optionee may also pay by delivering a properly executed exercise notice to us together with a copy of irrevocable instructions to a broker to deliver promptly to us the amount of sale or loan proceeds to pay the exercise price.

    If the number of outstanding shares of common stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution to our stockholders, the Committee will appropriately adjust the aggregate number of shares available for issuance under the Stock

Option Plan, the number of shares subject to outstanding options, the per share exercise price of outstanding options and the aggregate number of shares with respect to which options may be granted to a single participant.

    No grant of options may be made under the Stock Option Plan more than 10 years after its date of adoption. The Board of Directors has authority to terminate or to amend the Stock Option Plan, subject to the approval of our stockholders under certain specified circumstances, provided that such action does not impair the rights of any holder of outstanding options without the consent of such holder.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of the principal federal income tax consequences of the Stock Option Plan based on current provisions of the Code and applicable regulations thereunder.

    INCENTIVE STOCK OPTIONS. An optionee does not recognize income at the time of grant of an incentive stock option or at the time of exercise of such option while employed by us (or within limited periods after termination of employment). However, the exercise of an incentive stock option may result in an alternative minimum tax liability for the optionee. If the optionee continues to hold the shares received upon the exercise of the option for at least two years from the date the option was granted and one year from the date the option was exercised, the optionee will recognize capital gain or loss when he disposes of the shares. Such gain or loss will be measured by the difference between the option price and the amount received for the shares at the time of disposition.

    If the optionee disposes of shares acquired upon exercise of an incentive stock option before the expiration of the one-year and two-year holding periods described above, the optionee will recognize ordinary income in the year of disposition, in an amount equal to the excess of the fair market value of the shares on the date the option was exercised (or, if less, the amount received upon disposition of the shares) over the option price. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise will be treated as capital gain.

    NON-QUALIFIED STOCK OPTIONS. An optionee recognizes no income at the time a non-qualified stock option is granted. At the time a non-qualified stock option is exercised, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. An optionee will recognize capital gain or loss on the subsequent sale of the option shares in an amount equal to the difference between the amount realized and the tax basis of such shares. The tax basis will equal the option price paid plus the amount included in the optionee's income by reason of the exercise of the option.

    COMPANY DEDUCTIONS. As a general rule, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from options granted under the Stock Option Plan, to the extent such income is considered reasonable compensation under the Code. We will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid during any year to an executive officer named in the Summary Compensation Table of the proxy statement who was employed by us at year-end, unless the compensation qualifies as "performance-based" under Section 162(m) of the Code or certain other exceptions apply. In addition, we will not be entitled to a deduction with respect to payments to employees which are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

    Approval of the proposed amendment to the Stock Option Plan requires the affirmative vote of the holders of at least a majority of the shares of common stock represented and voting at the Annual Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.

                                   PROPOSAL 4

                INDEPENDENT PUBLIC ACCOUNTANTS AND ANNUAL REPORT

    Upon recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as our independent accounting firm to audit our financial statements for the year ending February 3, 2001. We are asking the stockholders to ratify that appointment.

    Arthur Andersen LLP audited our financial statements for the year ended January 29, 2000. Representatives of that firm will be present at the Annual Meeting of Stockholders to answer questions. They will be given an opportunity to make a statement if they wish to do so.

    The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of Arthur Andersen LLP as our independent accountants.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

    Our management knows of no other matters which will be presented for action at the meeting. If any other matters properly come before the meeting, the persons voting the management proxies will vote them in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To the best of our knowledge, no director, officer, or beneficial owner of more than 10% of our stock failed to file on a timely basis reports required by
Section 16(a) of the Securities and Exchange Act of 1934, as amended, during the fiscal year ended January 29, 2000.

STOCKHOLDERS' PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

    We must receive proposals which stockholders wish included in next year's Proxy Statement at our principal executive offices at 4000 Ruffin Road, San Diego, California 92109 no later than February 3, 2001.

    We will furnish without charge to each stockholder, upon written request addressed to us at 4000 Ruffin Road, San Diego, California 92123, attention:
Chief Financial Officer, a copy of our Annual Report on Form 10-K for the fiscal year ended January 29, 2000 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission. Our Annual Report for the fiscal year ended January 29, 2000 accompanies this proxy statement, but is not deemed to be a part of the proxy soliciting material.

    PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                          By Order of the Board of Directors
                                          Wm. Robert Wright II
                                          SECRETARY

San Diego, California
May 22, 2000

                                                                      APPENDIX A

                            FACTORY 2-U STORES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE

                                    PURPOSE

    1.1. NAME. This Stock Purchase Plan shall be known as the Employee Stock Purchase Plan (the "Plan") and is dated as of December 8, 1999, the date on which it received the approval of the Board.

    1.2. PURPOSE. The Plan is intended to provide a method whereby employees of Factory 2-U Stores, Inc., a Delaware corporation (the "Company") and its participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company at a discount from market price.

    1.3. QUALIFICATION. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan will be construed in a manner consistent with the requirements of that section of the Code.

    1.4. DEFINITIONS. Capitalized terms used in this Plan document are defined in Article X.

                                   ARTICLE II
                                 ADMINISTRATION

    2.1. COMMITTEE POWERS. The Plan shall be administered by the Committee, which is a committee comprised of two or more non-employee Board members appointed from time to time by the Board. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

    2.2. ACTION BY COMMITTEE. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee at a meeting shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                  ARTICLE III
                                OFFERING PERIODS

    3.1. GENERAL. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods (each, an "Offering Period") until such time as (a) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (b) the Plan shall have been sooner terminated in accordance with Article VIII. The initial Offering Period shall commence upon the date specified by the Board and have a duration of 5 months, and each subsequent

Offering Period shall commence immediately after the conclusion of the prior Offering Period and have a duration of 6 months unless, prior to the start of the Offering Period, the Committee establishes a different commencement date or a shorter duration for the particular Offering Period.

    3.2. PURCHASE RIGHTS. The Participant shall be granted a separate Purchase Right for each Offering Period in which he/she participates. The Purchase Right shall be granted on the Start Date of each Offering Period.

                                   ARTICLE IV
                         ELIGIBILITY AND PARTICIPATION

    4.1. SERVICE REQUIREMENT. An individual who is an Eligible Employee with at least one year of Service prior to the Start Date of an Offering Period may enter that Offering Period on its Start Date, provided he/ she enrolls in the Offering Period on or before such date in accordance with Section 4.2 below. An Eligible Employee who completes his/her first year of Service during an Offering Period may not participate in the Plan until the next Offering Period.

    4.2. ENROLLMENT. To participate for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Committee (including a purchase agreement and payroll deduction authorization) and file such forms with the Committee (or its designate) at least five business days before the Start Date of the Offering Period.

    4.3. PAYROLL DEDUCTION AMOUNT. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the gross Earnings paid to the Participant, up to a maximum of ten percent (10%). The payroll deduction rate so authorized shall be applied to each pay period in the Offering Period, and shall continue in effect for the remainder of the Offering Period and all subsequent Offering Periods, except to the extent such rate is changed in accordance with Sections 4.4, 4.5 and 4.6.

    4.4. CHANGES DURING PERIOD. Any Participant may, at any time during an Offering Period, increase or reduce his/her rate of payroll deduction. Such increase or reduction shall become effective as soon as administratively practicable after filing of the requisite change form with the Committee (or its designate), but the Participant may not effect more than one such change during the same Offering Period.

    4.5. CHANGES FOR SUBSEQUENT PERIODS. Any Participant may, prior to the commencement of an Offering Period, increase or decrease the rate of his/her payroll deduction effective for such Offering Period by filing the appropriate form with the Committee (or its designate). If the form is filed at least 5 business days before the Start Date of the Offering Period, the new rate shall become effective as of the Start Date of the first Offering Period following the filing of such form.

    4.6. TERMINATION OF PAYROLL DEDUCTIONS. Payroll deductions will automatically cease upon the termination of the Participant's Purchase Right in accordance with the applicable provisions of Article VI below. In addition, if a Participant elects to reduce his/her payroll deductions to zero, this will cause a termination of his/her Purchase Rights under Section 6.6. Any change pursuant to this Section 4.6 shall be in addition to the changes permitted under Sections
4.4 and 4.5.

                                   ARTICLE V
                             STOCK SUBJECT TO PLAN

    5.1. SHARES AVAILABLE. Subject to adjustment under Section 5.2 below, 350,000 shares are reserved for issuance pursuant to the Plan. The Common Stock purchasable under the Plan shall, solely in the discretion of the Committee, be made available from either authorized but unissued shares of Common

Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market.

    5.2. ADJUSTMENTS. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization, reorganization, merger in which the Company is the surviving corporation, spin-off, extraordinary dividend or other change affecting such outstanding Common Stock as a class without the Company's receipt of consideration, adjustments shall be made by the Board or the Committee, as it deems appropriate in its discretion, to (a) the class and maximum number of securities issuable pursuant to the Plan, (b) the class and maximum number of securities purchasable per Participant during any one Offering Period, and (c) the class and number of securities and the price per share in effect under each Purchase Right outstanding under the Plan. Such adjustments shall be designed to preclude the enhancement or dilution of rights and benefits under the Plan. Any determination under this Section 5.2 shall be binding and conclusive.

                                   ARTICLE VI
                                PURCHASE RIGHTS

    6.1. PURCHASE RIGHT. An Eligible Employee who participates in the Plan for a particular Offering Period shall have the right to purchase shares of Common Stock on the Purchase Date for such Offering Period, upon the terms and conditions set forth below.

    6.2. PURCHASE PRICE. Common Stock shall be purchased at the end of each Offering Period at a purchase price equal to eighty-five percent (85%) of the lower of (a) the fair market value per share on the Start Date of that Offering Period or (b) the fair market value per share on the Purchase Date of such Offering Period.

    6.3. CALCULATION OF FAIR MARKET VALUE OF COMMON STOCK. The fair market value of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

    (a) If the Common Stock is listed on a national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, its fair market value shall be the closing sales price for such stock on such exchange or market as is determined by the Board to be the primary market for the Common Stock on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).

    (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean of the highest bid and lowest asked prices for the Common Stock on the date in question (or if there were no reported bid and asked prices for such date, then on the next preceding trading day for which such quotations exist).

    6.4. NUMBER OF PURCHASABLE SHARES.  Subject to the limitations set forth in
Article VII, the number of shares purchasable per Participant for an Offering Period shall be the number of whole and fractional shares (to four decimal places) obtained by dividing the amount collected from the Participant through payroll deductions during that Offering Period by the purchase price in effect for such Offering Period; provided, however, such number may not exceed 2,500 shares in any Offering Period. Under no circumstances shall Purchase Rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

    6.5. PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin with the first pay date immediately following the Start Date of the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last business day of the

Offering Period. The amounts so collected shall be credited to the book account established for the Participant under the Plan. No interest shall be paid on accumulated payroll deductions. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

    6.6. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding Purchase Rights:

    (a) A Participant may, at any time prior to the last five business days of the Offering Period, terminate his/her outstanding Purchase Right under the Plan for the Offering Period by filing the prescribed notification form with the Committee (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated Purchase Right, and any payroll deductions collected for the Offering Period in which such termination occurs shall be refunded to the Participant (without interest) as soon as administratively practicable. If a Participant elects to reduce his/her payroll deductions to zero under Section 4.6, this will also constitute a termination of his/her Purchase Right.

    (b) The termination by a Participant of his/her Purchase Rights under
Section 6.6(a) shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated Purchase Right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) in accordance with
Section 4.2.

    (c) If the Participant ceases to be employed by a Participating Company or otherwise ceases to be an Eligible Employee while his/her Purchase Right remains outstanding, then such Purchase Right shall immediately terminate, and the payroll deductions collected from such Participant for the Offering Period in which the Purchase Right so terminates shall be refunded to the Participant as soon as administratively practicable.

    6.7. STOCK PURCHASE. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose Purchase Rights have been terminated in accordance with Section 6.6) on each Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Offering Period ending on such Purchase Date to the purchase of whole and fractional shares of Common Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section 6.4 and Article
VII) at the purchase price in effect for such Offering Period. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitations on the maximum number of shares purchasable by the Participant for the Offering Period shall be refunded to the Participant as soon as administratively practicable.

    6.8. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding Purchase Rights on any particular Purchase Date exceed the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant as soon as administratively practicable.

    6.9. RIGHTS AS SHAREHOLDER. A Participant shall have no shareholder rights with respect to the shares subject to his/her outstanding Purchase Right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

    6.10. ASSIGNABILITY. No Purchase Right granted under the Plan shall be assignable or transferable by the Participant.

    6.11. DEATH OF PARTICIPANT. If a Participant dies while his/her Purchase Right remains outstanding, his/ her accumulated payroll deductions shall be paid to his/her designated beneficiary, or in the absence of a designated beneficiary, to his/her estate as soon as is administratively practicable.

    6.12. HOLDING PERIOD. Shares of Common Stock purchased under the Plan shall not be sold until six months after the Purchase Date with respect to such Common Stock. During such six-month period, stock certificates for the purchased shares shall be held for the Participant in a brokerage account at a nationally recognized brokerage firm designated by the Company. At the conclusion of the six-month holding period, the Participant may instruct the broker to sell the shares or to deliver the certificates to the Participant free of all restrictions.

    6.13. SALE OF STOCK. If a Participant sells, disposes, or in any way transfers shares of Common Stock purchased under the Plan prior to (i) two years after the Start Date of the Offering Period or (ii) one year after the Purchase Date, the Participant shall immediately provide to the Company information, including, without limitation, the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price, as well as other such information the Company may request. By executing the enrollment forms, each Participant obligates himself or herself to provide such information to the Company.

    6.14. CORPORATE TRANSACTIONS. Should a Corporate Transaction occur during the Offering Period, unless the surviving or successor corporation shall have agreed to assume the Plan, the Offering Period then in progress shall be shortened by setting a new Purchase Date, which shall be a date determined by the Board or the Committee which is before the effective date of the proposed Corporate Transaction. In such event, all accumulated payroll deductions for such Offering Period (which have not been timely withdrawn) shall be automatically applied to purchase Common Stock on the newly designated Purchase Date. The applicable share limitations of Articles V, VI and VII shall continue to apply to any such purchase.

    6.15. NOTICE OF CORPORATE TRANSACTION. The Company shall use its best efforts to provide at least ten (10) days advance written notice of the occurrence of a designation of a Purchase Date pursuant to Section 6.14, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Purchase Rights in accordance with the applicable provisions of this Article VI.

                                  ARTICLE VII
                          LIMITATION ON PARTICIPATION

    7.1. GENERAL. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any Purchase Right outstanding under this Plan if and to the extent such accrual, when aggregated with (a) rights to purchase Common Stock accrued under any other Purchase Right outstanding under this Plan and (b) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company and its Corporate Affiliates (determined on the basis of the fair market value of such stock on the date or dates such Purchase Rights are granted the Participant) for each calendar year such rights are at any time outstanding.

    7.2. ACCRUAL OF PURCHASE RIGHTS. For purposes of applying the limitation set forth in Section 7.1, the right to acquire Common Stock pursuant to each Purchase Right outstanding under the Plan shall accrue as follows:

    (a) The right to acquire Common Stock under a Purchase Right shall accrue
(i) on the Purchase Date for the applicable Offering Period, in the case of this Plan, and (ii) when the Purchase Right first becomes exercisable, in the case of any other employee stock purchase plan.

    (b) No right to acquire Common Stock under any outstanding Purchase Right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more Purchase Rights held by the Participant during such calendar year.

    (c) If by reason of such limitation, any Purchase Right of a Participant does not accrue for a particular Offering Period, then the payroll deductions which the Participant made during that Offering Period with respect to such Purchase Right shall be promptly refunded.

    7.3. PRIORITY. In the event there is any conflict between the provisions of this Article VII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VII shall be controlling.

                                  ARTICLE VIII
                           AMENDMENT AND TERMINATION

    8.1. AMENDMENTS. The Board may amend, suspend or discontinue the Plan at any time or from time to time, provided that any such action which adversely affects Purchase Rights previously granted shall only be effective following the close of any Offering Period. Shareholder approval of any such action shall not be required except as necessary to continue the Plan's qualification under
Section 423 of the Code or as required by law.

    8.2. TERMINATION. The Plan shall terminate upon the date on which all shares available for issuance under the Plan shall have been sold pursuant to Purchase Rights exercised under the Plan. The Company shall have the right, exercisable in the sole discretion of the Board, to terminate the Plan at any earlier time. Upon termination of the Plan by the Board during an Offering Period, the Offering Period then in progress shall be shortened by setting a new Purchase Date, which shall be a date determined by the Board. The Company shall give Participants at least 10 business days notice of the new Purchase Date and then all accumulated payroll deductions for such Offering Period, which have not been withdrawn as of 5 business days before the new Purchase Date, shall be automatically applied to purchase Common Stock on the newly designated Purchase Date. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety, in which case no further Purchase Rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan. All shares purchased under the Plan prior to termination of the Plan shall be subject to the six-month holding period under Section 6.12 unless the Board determines otherwise.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1. PLAN COMMENCEMENT. The Plan shall be effective as of February 1, 2000, subject to Section 9.2.

    9.2. SHAREHOLDER APPROVAL. No shares shall be purchased under the Plan prior to shareholder approval of the Plan. In the event shareholder approval has not been obtained prior to the Purchase Date of the initial Offering Period, then the initial Offering Period shall be extended until the time such shareholder approval is obtained. The Plan and all rights to purchase Common Stock granted pursuant to the Plan shall be void if the stockholders do not approve the Plan within twelve (12) months from the date the Plan is approved by the Board.

    9.3. COSTS. The Company shall pay all costs and expenses incurred in the administration of the Plan, except the costs of disposition, transfer or sale of Common Stock (or stock certificates) by a Participant.

    9.4. NO EMPLOYMENT RIGHTS. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Committee, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its

Corporate Affiliates for any period or interfere in any way with the right of the Company and its Corporate Affiliates to terminate the employment of any employee.

    9.5. EQUAL RIGHTS AND PRIVILEGES. All Eligible Employees shall have equal rights and privileges with respect to the Plan to the extent necessary to satisfy the requirements of Section 423 of the Code. This provision shall take precedence over any conflicting provision of the Plan.

    9.6. CONFLICT OF LAWS. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

                                   ARTICLE X
                                  DEFINITIONS

    For purposes of the Plan, the following terms shall have the meanings indicated:

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means the Compensation Committee of the Board.

    "Company" means Factory 2-U Stores, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Factory 2-U Stores, Inc., which shall by appropriate action adopt the Plan.

    "Common Stock" means shares of the Company's common stock.

    "Corporate Affiliate" means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the effective date of the Plan.

    "Corporate Transaction" means a merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the company is incorporated), a sale of all or substantially all of the Company's assets, or a liquidation or dissolution of the Company.

    "Earnings" means the regular base salary or wages paid by the Company to the Participant.

    "Eligible Employee" means any person who is engaged, on a regularly-scheduled basis of more than 20 hours per week for more than five months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

    "Offering Period" means the designated period for accumulation of payroll deductions as specified in Section 3.1 hereof. Except as otherwise designated by the Committee, each Offering Period shall be six months (except for the initial Offering Period, which shall be five) and shall end on the last business day of June and December, respectively.

    "Participant" means any Eligible Employee of a Participating Company who is actively participating in the Plan.

    "Participating Company" means the Company and those Corporate Affiliates as may be designated from time to time by the Board for participation in the Plan.

    "Plan" means the Factory 2-U Stores, Inc. Employee Stock Purchase Plan as from time to time in effect.

    "Purchase Date" means the last business day of each Offering Period, on which shares of Common Stock are automatically purchased for Participants under the Plan.

    "Purchase Right" means the right to purchase Common Stock at the end of an Offering Period, which right is granted at the Start Date of such Offering Period, subject to the terms of the Plan.

    "Service" means the period during which an individual performs services as an employee of a Participating Company and shall be measured from his or her hire date, whether that date is before or after the effective date of the Plan.

    "Start Date" shall mean the first day of any Offering Period.

    FACTORY 2-U STORES, INC.

                                                       By:            /s/ MICHAEL M. SEARLES
                                                            -----------------------------------------
                                                                       Michael M. Searles,
                                                                            PRESIDENT

                                                                      APPENDIX B

                            THE AMENDED AND RESTATED
                            FACTORY 2-U STORES, INC.
                             1997 STOCK OPTION PLAN

1.  PURPOSE.

    This Amended and Restated Factory 2-U Stores, Inc. 1997 Stock Option Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as key employees of Factory 2-U Stores, Inc. (the "Company") and of any subsidiary now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of the common stock, par value $0.01 per share, of the Company ("Common Stock"). Furthermore, the Plan is intended to assist in aligning the interests of the Company's key employees with those of its stockholders.

2.  ADMINISTRATION.

        (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members. The Committee shall be comprised of not less than two members. Each member of the Committee shall at all times be (i) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of
    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Subject to the provisions of the Plan, the Committee is authorized to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Stock Options (as described in Section 5 below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

        (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Committee.

3.  PARTICIPANTS.

    Participants shall consist of such key employees, directors, consultants and suppliers of the Company and any of its subsidiaries, as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Stock Options under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Stock Option in any other year or, once designated, to receive the same type or amount of Stock Option as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Stock Options.

4.  COMMON STOCK AVAILABLE UNDER THE PLAN.

    The aggregate number of shares of Common Stock that may be subject to Stock Options granted under this Plan shall be 2,157,980 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 6 hereof. The maximum number of shares of Common Stock with respect to which Stock Options may be granted to any individual participant under the Plan during the term of the Plan shall not exceed 361,596 shares, subject to any adjustments made in accordance with Section 6 hereof. Any shares of Common Stock subject to a Stock Option which for any reason is cancelled, terminated without having been exercised, forfeited, or delivered to the Company as pan of full payment for the exercise of a Stock Option shall again be available for Stock Options under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Stock Options and shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Stock Options that any individual participant may receive.

5.  STOCK OPTIONS.

        (a) IN GENERAL. The Committee is authorized to grant Stock Options to key employees, directors, consultants and suppliers of the Company and any of its subsidiaries, and shall, in its sole discretion, determine the key employees, directors, consultants and suppliers who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or (ii) Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee shall have the authority to grant to any key employee one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options, and to grant to any other participant one or more Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 5.

        (b) STOCK OPTION AGREEMENTS. Stock Options shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; PROVIDED, HOWEVER, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

        (c) EXERCISE PRICE. Subject to the provisions of Section 5(f) hereof, each Stock Option granted hereunder shall have such exercise price as the Committee may determine at the date of grant; PROVIDED, HOWEVER, that the exercise price of any Incentive Stock Option shall not be less than 100 percent of the Fair Market Value (as defined in Section 9 below) of the Common Stock on the date such Incentive Stock Option is granted.

        (d) PAYMENT OF EXERCISE PRICE. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; PROVIDED, HOWEVER, that with respect to Incentive Stock Options, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Stock Option agreement.

        (e) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; PROVIDED, HOWEVER, that no Stock Option shall be exercisable later than 10 years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Option agreement at the date of grant.

        (f) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are key employees of the Company or any of its subsidiaries at the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Incentive Stock Options shall be taken into account in the order in which they are granted and (ii) Incentive Stock Options granted before 1987 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its subsidiaries, unless the option price is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of 5 years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Nonqualified Stock Option.

6.  ADJUSTMENT PROVISIONS.

    If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Options, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Stock Options. Appropriate adjustments may also be made by the Committee in the terms of any Stock Options under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Stock Options on an equitable basis, including modifications of performance targets and changes in the length of performance periods. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and
(ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

7.  CHANGE IN CONTROL.

        (a) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable. For purposes of this Section 7, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

           (i) any person or group within the meaning of Section 13(d)(3) of the Exchange Act (other than the persons who do so on the Effective Date) shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company;

           (ii) the Company consolidates with, merges into, or sells, leases or conveys all or substantially all of its assets to, any other person; or

          (iii) the Company enters into or approves any agreement, transaction or proposal that would result in the occurrence of any event described in clauses (i) or (ii) (including without limitation any agreement, transaction or proposal that would have such result with the passage of time, upon the payment of money or other consideration, or upon the occurrence of any contingency or contingencies).

        (b) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

8.  TRANSFERABILITY.

    Each Stock Option granted under the Plan to a participant shall be exercisable, during the participant's lifetime, only by the participant and no such Stock Option shall be transferable otherwise than by will or the laws of descent and distribution. In the event of the death of a participant, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution.

9.  FAIR MARKET VALUE.

    For purposes of this Plan and any Stock Option granted hereunder, Fair Market Value shall be (i) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if the Common Stock is not readily tradeable, the amount determined in good faith by the Committee as the fair market value of the Common Stock.

10.  WITHHOLDING.

    All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Stock Option consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

11.  TENURE.

    A participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

12.  UNFUNDED PLAN.

    Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13.  NO FRACTIONAL SHARES.

    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14.  DURATION, AMENDMENT AND TERMINATION.

    No Stock Option shall be granted more than 10 years after the Effective Date (as defined below). The Board may amend the Plan from time to time or suspend or terminate the Plan at any time; PROVIDED, HOWEVER, that no action authorized by this Section 14 shall reduce the amount of any existing Stock Option or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company,
(i) increase the total number of shares which may be issued under the Plan,
(ii) increase the maximum number of shares underlying all Stock Options that may be granted to any individual during the term of the Plan, (iii) modify the requirements as to eligibility for Stock Options grants under the Plan, or
(iv) disqualify any Incentive Stock Options granted hereunder.

15.  GOVERNING LAW.

    This Plan, Stock Options granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

16.  EFFECTIVE DATE.

        (a) The Plan shall be effective as of the date on which the Plan, having been theretofore adopted by the Committee, shall be ratified by the Board (the "Effective Date"); PROVIDED, HOWEVER, that the Plan shall thereafter be approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months after the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive Stock Options hereunder. Any Stock Option granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Stock Option, the Committee specifies otherwise at the time of grant), but no such Stock Option may be exercised or settled and no restrictions relating to any Stock Option may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Stock Option shall be cancelled.

        (b) This Plan shall terminate on the tenth anniversary of the Effective Date (unless sooner terminated by the Board).

                                      PROXY

                             FACTORY 2-U STORES, INC.

                                   COMMON STOCK

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of FACTORY 2-U STORES, INC., hereby appoints Michael M. Searles, Douglas C. Felderman and Wm. Robert Wright II, or any of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of FACTORY 2-U STORES, INC., to be held on June 27, 2000, and at any and all adjournments of that meeting, and there to act for the undersigned and vote all shares of common stock of FACTORY 2-U STORES, INC. standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, as indicated on the reverse side.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF FACTORY 2-U STORES, INC. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ONE DIRECTOR TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2003, FOR THE PROPOSAL TO APPROVE THE FACTORY 2-U STORES, INC. EMPLOYEE STOCK PURCHASE PLAN, FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED FACTORY 2-U STORES, INC. 1997 STOCK OPTION PLAN, AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS.

                        (COMPLETE AND SIGN ON REVERSE SIDE)

                          PLEASE DATE, SIGN AND MAIL YOUR
                        PROXY CARD BACK AS SOON AS POSSIBLE!


                           ANNUAL MEETING OF STOCKHOLDERS
                              FACTORY 2-U STORES, INC.


                                     COMMON STOCK


                                     JUNE 27, 2000


              -arrow- PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED -arrow-

       Please mark your
A /X/  votes as indicated
       in this example.


      For the                      Without
nominee listed at right           Authority
(except as marked to            to vote for the
the contary below)          nominee listed at right


(1) ELECTION
    OF          / /                / /   NOMINEE: H. Whitney Wagner
    DIRECTOR:                                     (to serve until the 2003
                                                    Annual Meeting)
INSTRUCTION: To withhold authority to vote for the nominee, write the nominee's name in the space provided below.

_______________________________________

_______________________________________

(2) Approval of the Factory 2-U Stores, Inc.             FOR  AGAINST  ABSTAIN
Employee Stock Purchase Plan.                            / /    / /      / /

(3) Approval of the proposal to amend the                FOR  AGAINST  ABSTAIN
Amended and Restated Factory 2-U Stores, Inc.            / /    / /      / /
1997 Stock Option Plan.

(4) Ratification of the appointment of Arthur            FOR  AGAINST  ABSTAIN
Anderson LLP as independent accountants for              / /    / /      / /
Factory 2-U Stores, Inc.

(5) In their discretion, the Proxies are                 FOR  AGAINST  ABSTAIN
authorized to vote upon any other business               / /    / /      / /
that may properly come before the meeting.


_________________________________ __________________________ DATE _____, 2000
       SIGNATURE                  SIGNATURE IF HELD JOINTLY


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTIVE, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.